EXHIBIT 99.1

TSS Reports First Quarter 2025 Revenue of $99.0 Million, Up 523%

EPS of $0.12, Up from $0.00

ROUND ROCK, TEXAS – May 15, 2025 – TSS, Inc. (Nasdaq: TSSI), a data center services company that provides AI and high-performance computing integration, deployment and related services, today reported results for its first quarter ended March 31, 2025.

“We are off to a strong start in 2025, with exponential increases in both our top and bottom lines, driven by robust growth in our Procurement and Systems Integration segments, including incremental contribution from AI rack integration services,” commented Darryll Dewan, CEO of TSS. “For the first quarter, revenue was up 523%, diluted earnings per share were $0.12 compared to just over breakeven and Adjusted EBITDA increased more than tenfold compared to the year ago quarter.”

“Looking ahead, we are confident in the continued growth of our core businesses and expect some acceleration in the AI rack integration services revenues beginning in the second quarter. Our focus on innovation and operational excellence positions us to deliver sustained value to our customers and shareholders. We remain excited about the opportunities ahead as we build on our momentum in Systems Integration and Procurement.”

Dewan continued, “On May 7, we began production at our new facility, and we remain on track to have that facility fully operational across all capabilities in June. At full capacity, this new facility enables us to integrate several times the number of data center racks we can currently integrate in our legacy Round Rock facility.  The outlook for growth of our industry is exceptionally strong. We have a solid operational foundation in place and with capacity expansion progressing according to plan, we are confident in our ability to capitalize on these opportunities, deliver profitable growth, generate positive cash from operations and drive enduring value for our shareholders."

First Quarter 2025 Financial Highlights:

(All comparisons are to First Quarter 2024)

•	Revenues of $99.0 million, up 523%
o	Procurement revenues of $90.2 million, up 676%
o	Systems Integration revenues of $7.5 million, up 253%
o	Facilities Management revenues of $1.3 million, down 40%
•	Gross profit of $9.2 million, up 239%
•	Net income of $3.0 million, up from $15,000
•	Diluted EPS of $0.12, up from $0.00
•	Adjusted EBITDA of $5.2 million, up from $475,000

2025 Outlook

Dewan concluded, “We are highly optimistic about our growth prospects for 2025 and beyond. Just last week, we began initial production at our new facility.  We expect production volumes will grow in the second quarter and continue to ramp throughout the remainder of 2025 and into 2026. Based on our current visibility, and within the ever-changing geopolitical environment, we continue to expect total revenue in the first half of 2025 to exceed total revenue in the second half of 2024. For the full year 2025, we continue to expect Adjusted EBITDA to be at least 50% higher than 2024.

“In light of the demanding and rapidly advancing AI computing environment, our new facility is a strong differentiator.  Our team has done an exceptional job getting the building outfitted, including significant power resources available.  This marks the beginning of a new and exciting chapter for TSS.”

Quarterly Conference Call Details

The Company will conduct a conference call at 5 p.m. Eastern time today. To participate on the conference call, please dial (888) 506-0062 toll free from the U.S. or Canada. Other international callers may access the call at 1-(973) 528-0011. The event ID number is 903946.

Investors may also access a live audio webcast of this conference call and replay the call until May 15, 2026 at https://www.webcaster4.com/Webcast/Page/2294/52472.

About Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental financial measure not defined under Generally Accepted Accounting Principles (GAAP). We define Adjusted EBITDA as net income (loss) before net interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, and certain extraordinary items. We present Adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding items that may or could have a disproportionately positive or negative impact on our results of operations in any particular period. We also use Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, Adjusted EBITDA has been reconciled to the nearest GAAP measure; this reconciliation is located under the heading “Adjusted EBITDA Reconciliation” following the Consolidated Statements of Operations included in this press release.

About TSS, Inc.

TSS specializes in simplifying the complex. The TSS mission is to streamline the integration and deployment of high-performance computing infrastructure and software, ensuring that end users quickly receive and efficiently utilize the necessary technology. Known for flexibility, the company builds, integrates, and deploys custom, high-volume solutions that empower data centers and catalyze the digital transformation of generative AI and other leading-edge technologies essential for modern computing, data, and business needs. TSS' reputation is built on passion and experience, quality, and fast time to value. As trusted partners of the world's leading data center technology providers, the company manages and deploys billions of dollars in technology each year. For more information, visit www.tssiusa.com.

Forward Looking Statements

This press release may contain “forward-looking statements” -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “prospects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect our future results include: we may not have sufficient resources to fund our business and may need to issue debt or equity to obtain additional funding; our reliance on a significant portion of our revenues from a limited number of customers and our ability to diversify our customer base; risks relating to operating in a highly competitive industry; risks relating to supply chain challenges; risk related to changes in labor market conditions; risks related to the implementation of a new enterprise resource IT system; risks related to the development of our procurement services business; risks relating to rapid technological, structural, and competitive changes affecting the industries we serve; risks involved in properly managing complex projects; risks relating to the possible cancellation of customer contracts on short notice; risks relating to our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; and other risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2024. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Contacts:

Hayden IR	TSS, Inc.
James Carbonara (646) 755-7412	Danny Chism, CFO
Brett Maas (646) 536-7331	(512) 310-4908
tssi@haydenir.com	dchism@tssiusa.com

-- Tables Follow –

TSS, Inc.

Consolidated Balance Sheets

(In thousands except par values)

	March 31, 2025	December 31, 2024
	(unaudited)

Current Assets:
Cash and cash equivalents	$27,339	$23,222
Contract and other receivables, net	11,061	16,203
Costs and estimated earnings in excess of billings on uncompleted contracts	1,778	851
Inventories, net	20,396	17,673
Prepaid expenses and other current assets	508	248
Total current assets	61,082	58,197
Property and equipment, net	23,276	8,591
Lease right-of-use asset	23,667	24,213
Goodwill	780	780
Other assets	4,734	4,787
Total assets	$113,539	$96,568

Current Liabilities:
Accounts payable and accrued expenses	$66,214	$53,340
Deferred revenues, current	4,337	2,613
Lease liabilities, current	1,654	966
Total current liabilities	72,205	56,919
Non-current Liabilities:
Long-term debt, non-current	8,200	8,200
Lease liabilities, non-current	23,062	23,540
Deferred revenues, non-current	681	771
Total non-current liabilities	31,943	32,511
Total liabilities	104,148	89,430

Commitments and Contingencies

Stockholders’ Equity:
Preferred stock	-	-
Common stock	3	3
Additional paid-in capital	75,128	74,200
Treasury stock, at cost	(8,384)	(6,730)
Accumulated deficit	(57,356)	(60,335)
Total stockholders’ equity	9,391	7,138
Total liabilities and stockholders’ equity	$113,539	$96,568

TSS, Inc.

Unaudited Condensed Consolidated Statements of Operations

(In thousands except per-share values)

	Three Months Ended March 31,
	2025	2024

Revenues:
Procurement	$90,177	$11,623
Facilities management	1,298	2,146
System integration	7,484	2,123
Total revenues	98,959	15,892
Cost of revenue	89,749	13,178
Gross profit	9,210	2,714

Operating expenses:
Selling, general and administrative	4,887	2,389
Depreciation and amortization	210	72
Total operating expenses	5,097	2,461
Income from operations	4,113	253

Interest expense	1,468	328
Interest income	(383)	(100)
Other expense	-	-
Pre-tax income	3,028	25
Income taxes	49	10
Net income	$2,979	$15

Earnings per common share – Basic	$0.13	$-
Earnings per common share – Diluted	$0.12	$-

 TSS, Inc.

Adjusted EBITDA Reconciliation (GAAP to non-GAAP)

(In thousands, unaudited)

	Three Months Ended March 31,
	2025	2024

Net income	$2,979	$15

Interest expense, net	1,085	228
Depreciation and amortization	210	72
Income tax provision	49	10
EBITDA	$4,323	$325
Stock based compensation	921	150
Adjusted EBITDA	$5,244	$475